OMEGA GERAÇÃO S.A. Publicly-Listed Company CNPJ No. 09.149.503/0001-06 NIRE 31.300.093.10-7 | CVM Code No. 02342-6	OMEGA ENERGIA S.A. Publicly-Listed Company CNPJ No. 42.500.384/0001-51 NIRE 35.300.571.85-1| CVM Code No. 2644-1

MATERIAL FACT

OMEGA GERAÇÃO S.A. (“Omega Geração” – Novo Mercado ticker: OMGE3) and OMEGA ENERGIA S.A. (“Omega Energia” – Novo Mercado ticker: MEGA3 – and, together with Omega Geração, the “Companies”), in compliance with the provisions of Article 157, section 4 of Law No. 6,404, of December 15, 1976, as amended (“Brazilian Corporations Law”) and the CVM Resolution No. 44, of August 23, 2021 (“Resolution 44”), of the Brazilian Securities and Exchanges Commission (Comissão de Valores Mobiliários) (the “CVM”), in continuity with the material facts disclosed by Omega Geração on September 24, 2021, October 7, 2021 and October 28, 2021 and in accordance with the Notice to the Shareholders disclosed by the Companies on this date, within the scope of the Merger of Shares of Omega Geração by Omega Energia (“Merger of Shares” or “Transaction”), hereby publicly informs its shareholders and the market in general as follows.

First of all, we remind that on the 1st of December, CVM approved the registration of Omega Energia as a category “A” publicly-held company, and on December 10th Omega Energia had its listing in the Novo Mercado granted by B3.

Following that, the Board of Directors of Omega Energia, in meeting held on this date, resolved to (a) verify the fulfillment of the conditions precedent set forth in items (i), (ii), (iii), (iv), (vi) and (vii) of Clause 19.1 of the “Private Instrument of Protocol and Justification of the Merger of Shares of Omega Geração S.A. by Omega Energia S.A.” (“Protocol and Justification”), as well as (b) waive the suspensive condition set forth in item (v) of Clause 19.1 of the Protocol and Justification after the legal advisors of the Companies evaluated recent claims by minority shareholders – who are also potential creditors of the Company – as being of low risk and low materiality.

Thus, the Board of Directors approved the merger of all shares issued by the Omega Geração into Omega Energia, as approved at the extraordinary shareholders meetings of the Companies held on October 28, 2021, which becomes irrevocable and irreversible and will be consummated on December 23, 2021.

December 23, 2021 will be the last day of trading of Omega Geração’s shares on B3 S.A. – Brasil, Bolsa, Balcão (“B3”), inclusive. As of December 27, 2021, inclusive, the Omega Geração’s shares will cease to be traded on the Novo Mercado and the trading of the Omega Energia’s shares will begin under the ticker MEGA3.

Omega Geração’s current shareholders will receive 2.263126202252 new book-entry common shares at no par value issued by Omega Energia for each book-entry common shares at no par value issued by Omega Geração held by them on December 23, 2021.

Any fraction of Omega Energia shares owed to Omega Geração shareholders at the time of the Merger of Shares will be grouped in whole numbers, sold by Omega Energia on the stock exchange, and the net proceeds of the sale will be divided proportionally among such shareholders.

In addition, today, with the consent of the independent members of the Board of Directors of Omega Geração who conducted the analysis and assessment of Omega Desenvolvimento and its portfolio of projects, Omega Energia has executed agreements with its controlling shareholders comprising a pack of indemnifications to Omega Energia that are common to similar transactions which may cover eventual and remote losses caused by issues related to environmental licensing, engineering, real state agreements, developing agreements, among others, provided that they had occurred until December 23, 2021 and caused a negative impact in the valuation of any of the projects of the portfolio held by OD on the date Merger of Shares was approved (October 28, 2021).

Lastly, we emphasize that none of the dissenting shareholders exercised their right to withdraw under the Transaction, so there is no debt to be paid in the form of reimbursement of the value of the shares.

For further clarifications, please contact Omega Geração and Omega Energia Investor Relations Officers.

Belo Horizonte and São Paulo, December 19, 2021.

Andrea Sztajn Chief Financial and Investor Relations Officer OMEGA GERAÇÃO	Livia Mariz Junqueira Chief Executive, Financial and Investor Relations Officer OMEGA ENERGIA

OMEGA GERAÇÃO S.A. Companhia Aberta CNPJ n.º 09.149.503/0001-06 NIRE 31.300.093.10-7 | Código CVM 02342-6	OMEGA Energia S.A. Companhia Aberta CNPJ n.º 42.500.384/0001-51 NIRE 35.300.571.85-1| Código CVM 2644-1

FATO RELEVANTE

OMEGA GERAÇÃO S.A. (“Omega Geração” – Novo Mercado: OMGE3) e OMEGA ENERGIA S.A (“Omega Energia” – Novo Mercado: MEGA3 - e, em conjunto com Omega Geração, “Companhias”), em observância ao disposto no artigo 157, § 4º da Lei n.º 6.404, de 15 de dezembro de 1976, conforme alterada (“Lei das S.A.”) e na Resolução CVM n.º 44, de 23 de agosto de 2021 (“Resolução 44”), da Comissão de Valores Mobiliários (“CVM”), em continuidade aos fatos relevantes divulgados pela Omega Geração em 24.9.2021, em 7.10.2021, em 28.10.2021, e em consonância com o aviso aos acionistas conjunto divulgado pela Omega Geração e pela Omega Energia na presente data, no âmbito da operação de incorporação da totalidade das ações de emissão da Omega Geração pela Omega Energia (“Incorporação de Ações” ou “Operação”), informam a seus acionistas e ao mercado em geral, o quanto segue.

Em primeiro lugar, rememoramos que no último dia 1º.12.21 a CVM aprovou o registro da Omega Energia como companhia aberta categoria “A”, e em 10.12.2021 a B3 - S.A. – Brasil, Bolsa, Balcão aprovou a admissão e listagem no segmento do Novo Mercado da Omega Energia.

Em continuidade, o Conselho de Administração da Omega Energia, em reunião realizada nesta data, deliberou por (a) reconhecer o implemento das condições suspensivas previstas nos itens (i), (ii), (iii), (iv), (vi) e (vii) da Cláusula 19.1 do “Instrumento Particular de Protocolo e Justificação de Incorporação de Ações da Omega Geração S.A. pela Omega Energia S.A.” (“Protocolo e Justificação”), bem como (b) renunciar à condição suspensiva prevista no item (v) da Cláusula 19.1 do Protocolo e Justificação após assessores legais das Companhia avaliarem recentes pleitos de acionistas minoritários – que também são credores potenciais de afiliadas das Companhias – como sendo de baixo risco e baixa materialidade.

Desse modo, o Conselho de Administração homologou a incorporação da totalidade das ações de emissão da Omega Geração pela Omega Energia, conforme aprovada nas assembleias gerais extraordinárias das Companhias realizadas em 28.10.2021, que se torna irrevogável e irretratável a partir desta data e será operacionalizada, para todos os fins, no dia no dia 23.12.2021.

O dia 23.12.2021 será o último dia de negociação das ações da Omega Geração na B3 S.A. – Brasil, Bolsa, Balcão (“B3”), inclusive. A partir do dia 27.12.2021, inclusive, as ações da Omega Geração deixarão de ser negociadas no Novo Mercado e terá início a negociação das ações da Omega Energia pelo ticker MEGA3.

Os acionistas da Omega Geração receberão 2,263126202252 novas ações ordinárias, nominativas, escriturais e sem valor nominal de emissão da Omega Energia, para cada ação ordinária, nominativa, escritural e sem valor nominal de emissão da Omega Geração de sua titularidade em 23.12.2021.

Eventuais frações de ações da Omega Energia atribuídas aos acionistas da Omega Geração no momento da Incorporação de Ações serão agrupadas em números inteiros, vendidas pela Omega Energia em bolsa, e os recursos líquidos da venda serão divididos, proporcionalmente, entre titulares das frações de novas ações ordinárias de emissão de Omega Energia.

Nesta data também, com anuência dos membros independentes do Conselho de Administração da Omega Geração que conduziram os trabalhos de análise e avaliação da Omega Desenvolvimento S.A. (“OD”) e seu portfólio de projetos, a Omega Energia firmou acordos definitivos com seus acionistas controladores contemplando pacote de indenizações típico para transações similares que poderão cobrir perdas, ainda que remotas, para a Omega Energia decorrentes de questões de licenciamento ambiental, de engenharia, acordos fundiários, acordos de desenvolvimento, entre outros, cujo fato gerador seja anterior à 23.12.2021 e que eventualmente venham a impactar o valor de quaisquer dos projetos do portfólio em desenvolvimento da OD na data da aprovação da Combinação de Negócios pelas assembleias gerais das Companhias (28.10.2021).

Destaca-se, por fim, que nenhum dos acionistas dissidentes exerceu o direito de retirada no âmbito da Operação, de modo que não existe débito a ser pago a título de reembolso do valor das ações.

Para esclarecimentos adicionais, favor entrar em contato com as Diretorias de Relações com Investidores da Omega Energia e da Omega Geração.

Belo Horizonte e São Paulo, 19 de dezembro de 2021.

Andrea Sztajn Diretora Financeira e de Relações com Investidores OMEGA GERAÇÃO	Livia Mariz Junqueira Diretora Presidente e de Relações com Investidores OMEGA ENERGIA